Exhibit 5.1

March 4, 2021

A-Mark Precious Metals, Inc.

2121 Rosecrans Avenue, Suite 6300

El Segundo, CA 90245

Ladies and Gentlemen:

We have acted as counsel to A-Mark Precious Metals, Inc., a Delaware corporation] (the “Company”), in connection with the preparation and filing under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-3, File No. 333-249060, as amended (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”), as supplemented by the prospectus supplement, filed with the Commission on March 4, 2021 (the “Prospectus Supplement”), with respect to the issuance and sale by the Company of 2,500,000 shares of common stock, par value $0.01 per share, of the Company, plus up to an additional 375,000 shares upon exercise of the underwriters’ overallotment option (collectively, the “Shares”).

We have reviewed copies of the Registration Statement, the Prospectus Supplement, the Certificate of Incorporation of the Company, the By-laws of the Company and resolutions of the Board of Directors of the Company.

We have also reviewed such other documents and made such other investigations as we have deemed appropriate. As to various questions of fact material to this opinion, we have relied upon statements, representations and certificates of officers or representatives of the Company, public officials and others. We have not independently verified the facts so relied on.

Based upon the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that the Shares will, when issued and sold in the manner described in the Registration Statement, be legally issued, fully paid and non-assessable.

We do not express any opinion with respect to any law other than the General Corporation Law of the State of Delaware. This opinion is rendered only with respect to the laws and legal interpretations and the facts and circumstances in effect on the date hereof.

Kramer Levin Naftalis & Frankel LLP	New York | Silicon Valley | Paris

Kramer Levin Naftalis & Frankel LLP

A-Mark Precious Metals, Inc.

March 4, 2021

We hereby consent to the use of this opinion as an exhibit to a Current Report on Form 8-K of the Company and consent to the incorporation by reference of this opinion into the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

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